EXHIBIT 10.12

                        SUNGLASS HUT INTERNATIONAL, INC.

                              STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT made as of the 1st day of April, 1997, by and between SUNGLASS HUT INTERNATIONAL, INC., a Florida corporation (the "Company"), and Edward L. Grund (the "Executive").

                                   BACKGROUND

         The Compensation Committee of the Company has determined that it is in the best interests of the Company and its shareholders to recognize the Executive's performance and to provide incentive to the Executive based upon increases in the value of the Company's common stock by making a grant to him of shares of the Company's Common Stock.

         NOW, THEREFORE, in consideration of the covenants and of the mutual promises contained herein, the parties hereto , intending to be legally bound hereby, agrees as follows.

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth below:

                   (a) "Agreement" shall mean this Stock Award Agreement and any amendments thereto.

                   (b) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

                   (c) "Common Stock" shall mean the common stock of the Company as described in the Company's Articles of Incorporation, or such other stock as shall be substituted therefor.

                   (d) "Company" shall mean Sunglass Hut International, Inc., a Florida corporation, or any successor to the Company.

         2. AWARD OF RESTRICTED STOCK. As of the date of this Agreement, the Committee has granted to the Executive twenty-five thousand (25,000) shares of Common Stock (the "Awarded Stock"). The shares of Awarded Stock shall be issued promptly hereafter in the Executive's name and shall be free of any restrictions or limitations other than those imposed by law.

         3. TAXES. Prior to the Company's delivery of the shares of Awarded Stock to the Executive, the Executive shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Awarded Stock and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Executive any

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federal, state, or local taxes of any kind required by law to be withheld with respect to such Awarded Stock.

         4. AMENDMENT, MODIFICATION AND ASSIGNMENT. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Committee. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall not be assigned by the Executive in whole or in part. The rights and obligations created hereunder shall be binding on the Executive and his heirs and legal representatives and on the successors and assigns of the Company.

         5. MISCELLANEOUS

                   (a) NO RIGHT TO EMPLOYMENT. The grant of the Awarded Stock shall not be construed as giving the Executive the right to be retained in the employ of the Company nor affect in any way the right of the Company to terminate such employment at any time, with or without cause.

                   (b) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                   (c) SEVERABILITY. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement shall remain in full force and effect).

                   (d) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

                   (e) HEADINGS. Headings are given to the Sections and Subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

                   (f) INTERPRETATION. The Executive accepts the Awarded Stock subject to all of the terms and provisions of the Plan and this Agreement. The Executive hereby accepts as

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binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       SUNGLASS HUT INTERNATIONAL, INC.

                                       By:_____________________________________
                                          JACK B. CHADSEY, President and Chief
                                          Executive Officer

                                       ________________________________________
                                                 EDWARD L. GRUND